UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-3162282
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-238621

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 5.00% Notes due 2026 (the “Notes”) is incorporated herein by reference to the information set forth under the heading “Description of Our Debt Securities” in First Eagle Alternative Capital BDC, Inc.’s (“FCRD”) Prospectus included in the Registration Statement on Form N-2 (Registration No. 333-238621), as filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in each of FCRD’s Prospectus Supplements dated May 18, 2021 and November 17, 2021, respectively, as filed with the SEC on May 19, 2021 and November 17, 2021, respectively, pursuant to Rule 424 under the Securities Act. The foregoing descriptions are incorporated herein by reference. The Notes are listed on the New York Stock Exchange under the trading symbol “FCRX.”

On October 3, 2022, Crescent Capital BDC, Inc., a Maryland corporation (“CCAP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FCRD, Echelon Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub”), Echelon Acquisition Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub 2”), and Crescent Cap Advisors, LLC, a Delaware limited liability company and the external investment adviser to CCAP. The Merger Agreement provides that (i) Acquisition Sub will merge with and into FCRD (the “First Merger”), with FCRD continuing as the surviving corporation, and (ii) immediately after the effectiveness of the First Merger, FCRD will merge with and into Acquisition Sub 2 (the “Second Merger”), with Acquisition Sub 2 continuing as the surviving company (the “Surviving Company”).

On March 9, 2023, CCAP and the Surviving Company entered into an Agreement and Plan of Merger (the “Third Merger Agreement”). The Third Merger Agreement provides that the Surviving Company will merge with and into CCAP (the “Third Merger”), with CCAP continuing as the surviving entity.

Following consummation of the Third Merger, CCAP will assume the outstanding Notes of FCRD and the indenture relating to such Notes.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Form of Indenture and related exhibits between FCRD and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.2 filed with Pre-Effective Amendment No. 1 to FCRD’s Registration Statement on Form N-2 (File No. 333-175074) filed on August 25, 2011).

4.2	Fourth Supplemental Indenture, relating to the 5.00% Notes due 2026, between FCRD and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 filed with FCRD’s Current Report on Form 8-K filed on May 25, 2021).

4.3	Form of 5.00% Note due 2026 (incorporated herein by reference to Exhibit 4.1 filed with FCRD’s Current Report on Form 8-K filed on May 25, 2021).

4.4	Fifth Supplemental Indenture between CCAP and U.S. Bank National Association, as trustee (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Crescent Capital BDC, Inc.

By:	/s/ Gerhard Lombard
Name: Gerhard Lombard
Title: Chief Financial Officer

Date: March 9, 2023